EXHIBIT 15.4

Sincere Fame International Limited

Unaudited Consolidated Financial Statements
for the Year ended December 31, 2017

FINANCIAL STATEMENTS
FOR THE YEAR FROM 1 JANUARY 2017 TO 31 DECEMBER 2017

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of financial position as at December 31

(Expressed in Renminbi unless otherwise stated)

	Note	2017	2016
		unaudited

Assets

Property, plant and equipment	11	22,467,900	18,680,463
Intangible assets and goodwill	12	3,342,463	2,999,817
Interest in associate	14	-	-
Available-for-sale financial assets	15	400,197,885	132,685,781
Loans and advances to customers	16	16,253,192,572	7,142,529,218
Deferred tax assets	17(b)	112,529,947	55,613,958
Trade and other receivables	18	232,427,738	215,471,052
Cash and cash equivalents	19	1,190,360,385	233,138,588
Total assets		18,214,518,890	7,801,118,877

Equity

Share capital	20(a)	80,973,634	80,973,634
Reserves	20	1,750,951,779	1,038,389,405
Total equity		1,831,925,413	1,119,363,039

Liabilities

Interest-bearing borrowings	21	4,055,960,917	1,094,585,401
Accruals and other payables	22	11,942,403,723	5,487,974,708
Current taxation	17(a)	383,451,866	96,578,805
Deferred tax liabilities	17(b)	776,971	2,616,924
Total liabilities		16,382,593,477	6,681,755,838
Total liabilities and equity		18,214,518,890	7,801,118,877

The notes on pages 8 to 74 form part of these financial statements.

1

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of profit or loss and other comprehensive income for the year ended December 31

(Expressed in Renminbi unless otherwise stated)

	Note	2017	2016
		unaudited

Interest income		3,410,447,769	1,243,545,829
Interest expense		(1,409,905,685)	(442,661,324)
Net interest income	4	2,000,542,084	800,884,505

Asset management (disposal loss)/income		(18,081,390)	75,615,448
Asset management expense		-	(3,887,977)
Net asset management (disposal loss)/income	5	(18,081,390)	71,727,471

Mortgage agency service income		8,395,774	12,373,044
Mortgage agency service expense		-	-
Net mortgage agency income		8,395,774	12,373,044

Other revenue and net income	6	22,137,428	15,104,820
Operating income		2,012,993,896	900,089,840

Operating expenses	7	(897,573,320)	(441,697,929)
Operating profit before impairment		1,115,420,576	458,391,911
Impairment losses on
- Loans and advances to customers		(292,056,944)	(106,035,336)
- Available-for-sale financial assets		-	(37,962,696)
- Trade and other receivables		(14,696,007)	(5,326,708)
- Goodwill		-	(20,279,026)
Impairment losses	8	(306,752,951)	(169,603,766)

Share of profits of associates	14	-	47,122

Profit before taxation		808,667,625	288,835,267
Income tax expense	9	(275,994,868)	(52,716,807)
Profit for the year		532,672,757	236,118,460

The notes on pages 8 to 74 form part of these financial statements.

2

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of profit or loss and other comprehensive income for the year ended December 31 (continued)

(Expressed in Renminbi unless otherwise stated)

	Note	2017	2016
		unaudited

Profit for the year		532,672,757	236,118,460

Other comprehensive income for the year

Items that may be reclassified subsequently to profit or loss
Fair value reserve (available-for-sale financial assets)
- Change in fair value	10	(2,601,355)	(194,680,052)

Exchange differences on translation of financial statements of entities outside the People’s Republic of China (“PRC”)	10	(198,794)	(778,538)
Total comprehensive income for the year		529,872,608	40,659,870

The notes on pages 8 to 74 form part of these financial statements.

3

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of changes in equity for the year ended December 31

(Expressed in Renminbi unless otherwise stated)

	Share capital	Capital reserve	Surplus reserve	Regulatory reserve	Fair value reserve	Exchange reserve	Equity-settled share-based payment	Retained earnings	Total equity
	20(a)	20(b)	20(c)	20(d)	20(e)	20(f)	20(g)

Balance at January 1, 2016	80,973,634	289,025,865	66,837,012	47,742,964	197,384,821	(3,595,526)	16,435,975	383,898,424	1,078,703,169
Profit for the year	-	-	-	-	-	-	-	236,118,460	236,118,460
Other comprehensive income	-	-	-	-	(194,680,052)	(778,538)	-	-	(195,458,590)

Total comprehensive income	-	-	-	-	(194,680,052)	(778,538)	-	236,118,460	40,659,870

Surplus reserve appropriation	-	-	22,403,237	-	-	-	-	(22,403,237)	-
Regulatory reserve appropriation	-	-	-	65,654,300	-	-	-	(65,654,300)	-

Balance at December 31, 2016	80,973,634	289,025,865	89,240,249	113,397,264	2,704,769	(4,374,064)	16,435,975	531,959,347	1,119,363,039

Balance at January 1, 2017	80,973,634	289,025,865	89,240,249	113,397,264	2,704,769	(4,374,064)	16,435,975	531,959,347	1,119,363,039
Profit for the year	-	-	-	-	-	-	-	532,672,757	532,672,757
Other comprehensive income	-	-	-	-	(2,601,355)	(198,794)	-	-	(2,800,149)

Total comprehensive income	-	-	-	-	(2,601,355)	(198,794)	-	532,672,757	529,872,608

Surplus reserve appropriation	-	-	(26,115,938)	-	-	-	-	26,115,938	-
Regulatory reserve appropriation	-	-	-	145,256,788	-	-	182,689,766	(145,256,788)	182,689,766

Balance at December 31, 2017	80,973,634	289,025,865	63,124,311	258,654,052	103,414	(4,572,858)	199,125,741	945,491,254	1,831,925,413

The notes on pages 8 to 74 form part of these financial statements.

4

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of cash flows for the year ended December 31

(Expressed in Renminbi unless otherwise stated)

	Note	2017	2016
		unaudited

Operating activities

Profit before tax		808,667,625	288,835,267

Adjustment for:
Depreciation	11	10,778,542	5,603,024
Amortization	12	26,313	992,452
Impairment losses on loans and advances to customers	8	292,056,944	106,035,336
Net interest income	4	(2,000,542,084)	(800,884,505)
Impairment losses on trade and other receivables	8	14,696,007	5,326,708
Impairment losses on available-for-sale financial assets	8	-	37,962,696
Impairment loss on goodwill	8	-	20,279,026
Net loss on disposal of property, plant and equipment	6	261,875	61,085
Share of profit from associates	14	-	(47,122)
Foreign exchange loss/(gain)	6	2,274,438	(2,717,820)
Equity-settled share-based transaction		182,689,766	-

Changes in working capital:

Increase in loans and advances to customers		(9,392,914,802)	(4,880,550,484)
Increase in other operating assets		(375,692,100)	(48,048,149)
Increase/(decrease) in other operating liabilities		281,923,152	(90,929,455)

Cash used in operating activities		(10,175,774,324)	(5,358,081,941)

Interest received		3,503,335,034	1,194,584,697
Interest paid		(1,283,728,410)	(416,084,616)
PRC income tax paid	17(a)	(47,010,630)	(25,672,356)

Net cash used in operating activities		(8,003,178,330)	(4,605,254,216)

The notes on pages 8 to 74 form part of these financial statements.

5

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of cash flows for the year ended December 31 (continued)

(Expressed in Renminbi unless otherwise stated)

	Note	2017	2016
		unaudited

Investing activities

Investment income from asset management service		9,747,033	63,628,908
Proceeds from disposal of available-for-sale financial assets		17,393,576	349,651,127
Proceeds from liquidation of associate		-	3,266,969
Proceeds from disposal of property, plant and equipment and intangible assets		890,219	17,215
Payment on investing in available-for-sale financial assets		(360,050,000)	(116,618,373)
Payment on acquisition of property, plant and equipment and intangible assets		(19,763,521)	(15,223,321)
Proceeds from disposal of subsidiaries		57,717,953	-

Net cash (used in)/generated from investing activities		(294,064,740)	284,722,525

The notes on pages 8 to 74 form part of these financial statements.

6

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Consolidated statement of cash flows for the year ended December 31 (continued)

(Expressed in Renminbi unless otherwise stated)

	Note	2017	2016
		unaudited

Financing activities

Borrowings from third parties		3,710,459,966	770,910,461
Proceeds from payables to interest holders of consolidated structured entities		11,313,685,733	5,133,370,000
Repayment to third parties		(788,475,303)	(390,453,000)
Repayment to payables to interest holders of consolidated structured entities		(4,978,930,133)	(1,222,740,000)

Net cash generated from financing activities		9,256,740,263	4,291,087,461
Net increase/(decrease) in cash and cash equivalents		959,497,193	(29,444,230)

Cash and cash equivalents at January 1		233,138,588	260,081,796

Effect of exchange rate change on cash and cash equivalents		(2,275,396)	2,501,022

Cash and cash equivalents at December 31	19	1,190,360,385	233,138,588

The notes on pages 8 to 74 form part of these financial statements.

7

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1	Reporting entity

Sincere Fame International Limited (the ‘Company’) is a company domiciled in the British Virgin Islands and has its principal place of business in the People’s Republic of China (“PRC”). The Company’s registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. These consolidated financial statements comprise the Company and its subsidiaries (together referred to as the ‘Group’). The Group is primarily involved in providing micro credit services for individuals, loan lending agency and asset management services.

The Company was incorporated in the British Virgin Islands on October 6, 2006, and issued initially 100,000 shares on November 15, 2006. On July 15, 2009, shares were transferred within shareholders of the Company. Upon completion of such shareholding changes, the issued shares of the Company remained the same.

On November 1, 2009, CISG Holdings Limited and Gold Source Co., Ltd. subscribed for 27,143 and 4,762 ordinary shares respectively in the Company. Upon completion of this, the issued shares of the Company was 131,905.

On January 1, 2010, 17,562 ordinary shares were allotted and issued by the Company to Day Joy Holdings Limited. Upon completion of such share issuance, the issued shares of the Company was 149,467.

On July 15, 2010, new shares were allotted and issued by the Company to its existing shareholders. Upon completion of such share issuance, the issued shares of the Company was 218,535.

On January 24, 2011, the Company divided the existing issued shares, a total of 218,535 ordinary shares of US$0.10 each into 2,185,350 ordinary shares of US$0.01 each. On the same day, the Company allotted and issued new shares to its existing shareholders in accordance with the ratio of 1:637. Upon completion of such share allotment, the issued shares of the Company was 1,394,253,300.

On August 1, 2011, the Company repurchased and cancelled all the shares held by Day Joy Holdings Limited due to outstanding payment of the consideration for the subscription of such shares. Upon completion of such share subscriptions and share repurchase, the issued shares of the Company was 1,230,434,040 of US$0.01 each.

On March 27,2018, the Group completed the reorganization that CNFinance Holdings Limited (CNFinance), a company incorporated in the Cayman Islands, became the Group’s holding company through share exchanges with the shareholders of Sincere Fame International Limited.

8

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

2	Basis of accounting

(a)	Statement of compliance

The consolidated financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”), which collective term includes International Accounting Standards (“IASs”) and related interpretations, issued by the International Accounting Standards Board (“IASB”). A summary of the significant accounting policies adopted by the Group is set out below.

(b)	Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for available-for-sale financial assets, which are measured at fair value.

(c)	Functional and presentation currency

Items included in consolidated financial statements of each of the Group’s entities are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to the entity (’‘functional currency’’). These consolidated financial statements are presented in Renminbi (’‘RMB’’).

(d)	Use of estimates and judgements

In preparing these consolidated financial statements, management has made judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

Information about estimation uncertainties and critical judgements in applying accounting policies that have the most significant effect on the amount recognised in the consolidated financial statements are described in Note 29.

9

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, and have been applied consistently by Group entities.

(a)	Changes in accounting policies

The IASB has issued a number of amendments to IFRSs that are first effective for the current accounting period of the Group. None of these developments have had a material effect on how the Group’s results and financial position for the current or prior periods have been prepared or presented.

The Group has not applied any new standard or interpretation that is not yet effective for the current accounting period.

(b)	Basis of consolidation

(i)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

(ii)	Non-controlling interests (“NCI”)

NCI are measured at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.

Changes in the Group’s interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

(iii)	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses (except for foreign currency transaction gains or losses) arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(c)	Associates

An associate is an entity in which the Group or Company has significant influence, but not control or joint control, over its management, including participation in the financial and operating policy decisions.

An investment in an associate is accounted for in the financial statements under the equity method. Under the equity method, the investment is initially recorded at cost, adjusted for any excess of the Group’s share of the acquisition-date fair values of the investee’s identifiable net assets over the cost of the investment (if any). Thereafter, the investment is adjusted for the post acquisition change in the Group’s share of the investee’s net assets and any impairment loss relating to the investment (see Note 3(h)). Any acquisition-date excess over cost, the Group’s share of the post-acquisition, post-tax results of the investees and any impairment loss for the year are recognized in the consolidated statement of profit or loss, whereas the Group’s share of the post-acquisition, post-tax items of the investees’ other comprehensive income is recognized in the consolidated statement of profit or loss and other comprehensive income.

When the Group’s share of losses exceeds its interest in the associate, the Group’s interest is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the investee. For this purpose, the Group’s interest is the carrying amount of the investment under the equity method together with the Group’s long-term interests that in substance form part of the Group’s net investment in the associate.

Unrealised profits and losses resulting from transactions between the Group and its associates are eliminated to the extent of the Group’s interest in the investee, except where unrealised losses provide evidence of an impairment of the asset transferred, in which case they are recognized immediately in profit or loss.

In all other cases, when the Group ceases to have significant influence over an associate, it is accounted for as a disposal of the entire interest in that investee, with a resulting gain or loss being recognized in profit or loss. Any interest retained in that former investee at the date when significant influence or joint control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset (see Note 3(i)).

11

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(d)	Goodwill

Goodwill represents the excess of

(i)	The aggregate of the fair value of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of the Group’s previously held equity interest in the acquiree; over

(ii)	The net fair value of the acquiree’s identifiable assets and liabilities measured as at the acquisition date.

When (ii) is greater than (i), then this excess is recognized immediately in profit or loss as a gain on a bargain purchase.

Goodwill is stated at cost less accumulated impairment losses. Goodwill arising on a business combination is allocated to each cash-generating unit, or groups of cash generating units, which is expected to benefit from the synergies of the combination and is tested annually for impairment (see Note 3(h)).

On disposal of a cash generating unit during the year, any attributable amount of purchased goodwill is included in the calculation of the profit or loss on disposal.

(e)	Property, plant and equipment

Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment losses (see Note 3(h)).

The cost of self-constructed items of property, plant and equipment includes the cost of materials, direct labor, the initial estimate, where relevant, of the costs of dismantling and removing the items and restoring the site on which they are located, and an appropriate proportion of production overheads and borrowing costs.

Gains or losses arising from the retirement or disposal of an item of property, plant and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the item and are recognized in profit or loss on the date of retirement or disposal.

Depreciation is calculated to write off the cost of items of property, plant and equipment, less their estimated residual value, if any, using the straight-line method over their estimated useful lives as follows:

-	Office and other equipment	1 - 5 years

-	Leasehold improvements	1 - 6 years

-	Motor vehicles	3 - 8 years

12

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Where parts of an item of property, plant and equipment have different useful lives, the cost or valuation of the item is allocated on a reasonable basis between the parts and each part is depreciated separately. Both the useful life of an asset and its residual value, if any, are reviewed annually.

(f)	Intangible assets (other than goodwill)

Expenditure on research activities is recognized as an expense in the period in which it is incurred. Expenditure on development activities is capitalized if the product or process is technically and commercially feasible and the Group has sufficient resources and the intention to complete development. The expenditure capitalized includes the costs of materials, direct labor, and an appropriate proportion of overheads and borrowing costs, where applicable (see Note 3(r)). Capitalized development costs are stated at cost less accumulated amortization and impairment losses (see Note 3(h)). Other development expenditure is recognized as an expense in the period in which it is incurred.

Other intangible assets that are acquired by the Group are stated at cost less accumulated amortization (where the estimated useful life is finite) and impairment losses (see Note 3(h)).

Amortization of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful lives. The following intangible assets with finite useful lives are amortized from the date they are available for use and their estimated useful lives are as follows:

-	Software	1 - 5 years

-	Cooperation agreements	5 years

-	Trademarks	Indefinite

Both the period and method of amortization are reviewed annually.

Intangible assets are not amortized while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.

13

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(g)	Leased assets

An arrangement, comprising a transaction or a series of transactions, is or contains a lease if the Group determines that the arrangement conveys a right to use a specific asset or assets for an agreed period of time in return for a payment or a series of payments. Such a determination is made based on an evaluation of the substance of the arrangement and is regardless of whether the arrangement takes the legal form of a lease.

(i)	Classification of assets leased to the Group

Assets that are held by the Group under leases which transfer to the Group substantially all the risks and rewards of ownership are classified as being held under finance leases. Leases which do not transfer substantially all the risks and rewards of ownership to the Group are classified as operating leases.

(ii)	Operating lease charges

Where the Group has the use of assets held under operating lease, payments made under the lease are charged to profit or loss in equal installments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset. Lease incentives received are recognized in profit or loss as an integral part of the aggregate net lease payments made. Contingent rentals are charged to profit or loss in the accounting period in which they are incurred.

(h)	Impairment losses on non-financial assets

Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or, except in the case of goodwill, an impairment loss previously recognized no longer exists or may have decreased:

-	Property, plant and equipment

-	Intangible assets and goodwill

-	Investments in subsidiaries and associates in the Group’s statement of financial position.

14

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

If any such indication exists, the asset’s recoverable amount is estimated. In addition, for goodwill, intangible assets that are not yet available for use and intangible assets that have indefinite useful lives, the recoverable amount is estimated annually whether or not there is any indication of impairment.

-	Calculation of recoverable amount

The recoverable amount of an asset is the greater of its fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

-	Recognition of impairment losses

An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) to sell, or value in use, (if determinable).

-	Reversals of impairment losses

In respect of assets other than goodwill, an impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

15

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(i)	Financial Instruments

(i)	Recognition and measurement of financial assets and financial liabilities

A financial asset or financial liability is recognized in the statement of financial position when the Group becomes a party to the contractual provisions of a financial instrument.

The Group classifies financial assets and liabilities into different categories at initial recognition : receivables and available-for-sale financial assets and other financial liabilities.

Financial assets and financial liabilities are measured initially at fair value, any attributable transaction costs are included in their initial costs.

Financial assets and financial liabilities are categorised as follows:

●	Loans and receivables

Loans and receivables are non-derivative assets held for trading held by the Group with fixed or determinable recoverable amounts that are not quoted in an active market, other than

-	Those that the Group intends to sell immediately or in the near-term, which will be classified as held for trading;

-	Those designated at fair value through profit or loss upon initiation recognition or as available-for-sale; or

-	Those where the Group may not recover substantially all of its initial investment, other than because of credit deterioration, which will be classified as available-for-sale.

Loans and receivables mainly comprise loans and advances to customers and financial assets classified as receivables. Subsequent to initial recognition, loans and receivables are stated at amortised cost using the effective interest method.

●	Available-for-sale financial assets

Available-for-sale financial assets include non-derivative assets held for trading that are designated upon initial recognition as available-for-sale and other financial assets which do not fall into any of the above categories.

An investment in equity instrument which does not have a quoted market price in an active market and whose fair value cannot be reliably measured is measured at cost subsequent to initial recognition.

16

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Other than investments in equity instruments whose fair value cannot be measured reliably as described above, subsequent to initial recognition, other available-for-sale financial assets are measured at fair value and changes therein, except for impairment losses and foreign exchange gains and losses from monetary financial assets which are recognized directly in profit or loss, are recognized in capital reserve through other comprehensive income. When an investment is derecognized, the cumulative gain or loss in equity is removed from equity and recognized in profit or loss. Dividend income from these equity instruments is recognized in profit or loss when the investee declares the dividends. Interest on available-for-sale financial assets calculated using the effective interest method is recognized in profit or loss (see Note 3(p)).

●	Other financial liabilities

Financial liabilities other than the financial liabilities at fair value through profit or loss are classified as other financial liabilities.

Subsequent to initial recognition, other financial liabilities are measured at amortised cost using the effective interest method.

(ii)	Fair value measurement

If there is an active market for financial instruments, the fair value of financial instruments is based on quoted market prices. If no active market exists for a financial instrument, a valuation technique is used to establish the fair value. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties; reference to the current fair value of another instrument that is substantially the same; discounted cash flow analysis and option pricing models.

The Group calibrates the valuation technique and tests it for validity periodically.

(iii)	Impairment losses on financial assets

The carrying amounts of financial assets other than those at fair value through profit or loss are reviewed by the Group at the end of the years to determine whether there is objective evidence of impairment. If any such evidence exists, impairment loss is provided. Objective evidence of impairment in the financial asset represents events that occur after the initial recognition of the financial assets and have impact on the estimated future cash flows of the asset, which can be estimated reliably.

17

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Objective evidence that financial assets are impaired includes, but not limited to:

-	Significant financial difficulty of the borrower or issuer;

-	A breach of contract, such as a default or delinquency in interest or principal payments;

-	Becoming probable that the borrower will enter bankruptcy or other financial reorganisation;

-	Disappearance of an active market for financial assets because of financial difficulties;

-	Significant changes in the technological, market, economic or legal environment that have an adverse effect on the issuer of an equity instrument; or

-	A significant or prolonged decline in the fair value of an investment in an equity instrument below its cost.

●	Loans and receivables

The Group uses two methods of assessing impairment losses: those assessed individually and those assessed on a collective basis.

Individual assessment

Loans and receivables, which are considered individually significant, are assessed individually for impairment. If there is objective evidence of impairment of loans and receivables, the amount of loss is measured as the excess of its carrying amount over the present value of the estimated future cash flows discounted at the original effective interest rate. The impairment losses are recognized in profit or loss.

The calculation of the present value of the estimated future cash flows of a collateralised loan or receivable reflects the cash flows that may result from foreclosure less costs for obtaining and selling the collateral, regardless of whether the collateral would be withdrawn.

18

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Collective assessment

Loans and receivables which are assessed collectively for impairment include homogeneous groups of loans and receivables which are not considered individually significant and not assessed individually. Loans and receivables are grouped for similar credit risk characteristics for collective assessment. The objective evidence of impairment mainly includes that, though it is unable to identify the decrease of cash flow of each individual asset, after collective assessment based on observable data, there is observable evidence indicating that there is a measurable decrease in the estimated future cash flow from a group of financial assets since the initial recognition of those assets.

For homogeneous groups of loans and receivables that are not considered individually significant, the Group adopts a flow rate methodology to collectively assess impairment losses. This methodology utilises a statistical analysis of historical trends of probability of default and amount of consequential loss, as well as an adjustment of observable data that reflects the current economic conditions and judgement based on management’s historical experience.

The collective impairment loss is assessed after taking into account: (i) historical loss experience in portfolios of similar credit risk characteristics; (ii) the emergence period between a loss occurring and that loss being identified; and (iii) the current economic and credit environments and judgement on inherent loss based on management’s historical experience.

The emergence period between a loss occurring and its identification is determined by management based on the historical experience of the markets where the Group operates. Impairment losses recognized on a collective basis represent an interim step pending the identification of impairment losses on individual assets (which are subject to individual assessment) in the pool of financial assets that are collectively assessed for impairment.

Collective assessment covers those loans and receivables that were impaired at the end of the years but which will not be individually identified as such until sometime in the future. As soon as information is available that specifically identifies objective evidence of impairment on individual assets in a portfolio, those assets are removed from the portfolio of financial assets.

19

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Impairment reversal and loan write-off

If, in a subsequent period, the amount of the impairment losses on loans and receivables decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed. The amount of the reversal is recognized in the profit or loss. The reversal shall not result in a carrying amount of the financial asset that exceeds the amortised cost at the date of the reversal had the impairment not been recognized.

When the Group determines that a loan has no reasonable prospect of recovery after the Group has completed all the necessary legal or other proceedings, the loan is written off against its allowance for impairment losses. If in a subsequent period the loan written off is recovered, the amount recovered will be recognized in the profit or loss through impairment losses.

Rescheduled loans

Rescheduled loans are loans that have been restructured due to deterioration in the borrower’s financial position to the extent that the borrower is unable to repay according to the original terms and where the Group has made concessions that it would not otherwise consider under normal circumstances. Rescheduled loans are assessed individually and classified as impaired loans upon restructuring. Rescheduled loans are subject to ongoing monitoring. Once a rescheduled loan has met specific conditions by the end of the observation period of normally 6 months, with the approval from management, they would no longer be considered as impaired.

●	Available-for-sale financial assets

For available-for-sale financial asset, the cumulative loss that has been recognised in the fair value reserve is reclassified to profit or loss. The amount of the cumulative loss that is recognised in profit or loss is the difference between the acquisition cost (net of any principal repayment and amortisation) and current fair value, less any impairment loss on that asset previously recognised in profit or loss.

Impairment losses recognised in profit or loss in respect of available-for-sale equity securities are not reversed through profit or loss. Any subsequent increase in the fair value of such assets is recognised in other comprehensive income.

Impairment losses in respect of available-for-sale debt securities are reversed if the subsequent increase in fair value can be objectively related to an event occurring after the impairment loss was recognised. Reversals of impairment losses in such circumstances are recognised in profit or loss.

20

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(iv)	Offsetting

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position when the Group has a legally enforceable right to set off the recognized amounts and the transactions are intended to be settled on a net basis, or by realizing the asset and settling the liability simultaneously.

(j)	Interest-bearing borrowings

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

(k)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

(l)	Employee benefits

Salaries, annual bonuses, paid annual leave and contributions to retirement scheme and the cost of non-monetary benefits are accrued in the year in which the associated services are rendered by employees. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

Pursuant to the relevant laws and regulations of the PRC, the Group’s subsidiaries in the PRC have joined defined contributions for the employees, such as basic pension scheme, housing fund, basic medical insurance, unemployment insurance, injury insurance and maternity insurance. The Group makes contributions to the above mentioned schemes at the applicable rates based on the amounts stipulated by the government organization. The contributions are capitalised as part of the cost of assets or charged to profit or loss on an accrual basis.

21

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(m)	Share-based payment

The fair value of share options granted to employees is recognised as an employee cost with a corresponding increase in a capital reserve within equity. The fair value is measured at grant date using the binomial lattice model, taking into accounts the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the options, the total estimated fair value of the options is spread over the vesting period, taking into account the probability that the options will vest.

During the vesting period, the number of share options that is expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognised in prior years is charged / credited to the profit or loss for the year of the review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the capital reserve. On vesting date, the amount recognised as an expense is adjusted to reflect the actual number of options that vest (with a corresponding adjustment to the capital reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of the Group’s shares. The equity amount is recognised in the capital reserve until either the option is exercised (when it is transferred to the share premium account) or the option expires (when it is released directly to retained profits).

(n)	Income tax

Income tax for the year comprises current tax and movements in deferred tax assets and liabilities. Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to business combinations, items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.

22

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Apart from certain limited exceptions, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilised, are recognized. Future taxable profits that may support the recognition of deferred tax assets arising from deductible temporary differences include those that will arise from the reversal of existing taxable temporary differences, provided those differences relate to the same taxation authority and the same taxable entity, and are expected to reverse either in the same period as the expected reversal of the deductible temporary difference or in periods into which a tax loss arising from the deferred tax asset can be carried back or forward. The same criteria are adopted when determining whether existing taxable temporary differences support the recognition of deferred tax assets arising from unused tax losses and credits, that is, those differences are taken into account if they relate to the same taxation authority and the same taxable entity, and are expected to reverse in a period, or periods, in which the tax loss or credit can be utilised.

The limited exceptions to recognition of deferred tax assets and liabilities are those temporary differences arising from goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit (provided they are not part of a business combination), and temporary differences relating to investments in subsidiaries to the extent that, in the case of taxable differences, the Group controls the timing of the reversal and it is probable that the differences will not reverse in the foreseeable future, or in the case of deductible differences, unless it is probable that they will reverse in the future.

The amount of deferred tax recognized is measured based on the expected manner of realisation or settlement of the carrying amount of the assets and liabilities, using tax rates enacted or substantively enacted at the end of reporting period. Deferred tax assets and liabilities are not discounted.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets against deferred tax liabilities, if the Group has the legally enforceable right to set off current tax assets against current tax liabilities and the following additional conditions are met:

-	In the case of current tax assets and liabilities, the Group intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously; or

-	In the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

-	The same taxable entity; or

23

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

-	Different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend to realise the current tax assets and settle the current tax liabilities on a net basis or realise and settle simultaneously.

(o)	Provisions and contingent liabilities

Provisions are recognized for other liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events, are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(p)	Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Provided it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably, revenue is recognized in profit or loss as follows:

(i)	Interest income

Interest income for financial assets is recognized in profit or loss based on effective interest method. Interest income includes the amortization of any discount or premium or differences between the initial carrying amount of an interest-bearing asset and its amount at maturity calculated using the effective interest basis.

The effective interest method is a method of calculating the amortized cost of a financial asset and of allocating the interest income over the years. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument or, when appropriate, a shorter period to the net carrying amount of the financial asset. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument (for example, prepayment, call and similar options) but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract, transaction costs and all other premiums or discounts that are an integral part of the effective interest rate.

Interest on the impaired assets is recognized using the rate of interest used to discount future cash flows.

24

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(ii)	Asset management income and mortgage agency service income

Asset management income and mortgage agency service income are recognized on an accrual basis in accordance with the terms of the relevant agreements.

(iii)	Rendering of services

When the outcome of a transaction involving the rendering of services can be estimated reliably, revenue from the rendering of services is recognised by reference to the stage of completion of the transaction based on the services performed to date as a percentage of the total services to be performed.

When the outcome of a transaction involving the rendering of services cannot be estimated reliably, revenue is recognised only to the extent of the costs incurred that it is probable be recoverable.

(iv)	Dividends

Dividend income from unlisted investments is recognized when the shareholder’s right to receive payment is established.

(v)	Other income

Other income is recognised on an accrual basis.

(q)	Translation of foreign currencies

Foreign currency transactions during the year are translated at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the end of the reporting period. Exchange gains and losses are recognized in profit or loss.

Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated using the foreign exchange rates ruling at the dates the fair value was measured.

(r)	Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of an asset which necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of that asset. Other borrowing costs are expensed in the period in which they are incurred.

25

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

(s)	Fiduciary activities

The Group acts in a fiduciary activity as a manager, a custodian, or an agent for customers. Assets held by the Group and the related undertakings to return such assets to customers are recorded as off-balance sheet items as the risks and rewards of the assets reside with customers.

The Group enters into entrusted loan agreements with customers, whereby the customers provide funding (“entrusted funds”) to the Group, and the Group grants loans to third parties (“entrusted loans”) under instructions of the customers. As the Group does not assume the risks and rewards of the entrusted loans and the corresponding entrusted funds, the entrusted loans and funds are recorded as off-balance sheet items at their principal amount. No provision for impairment loss is made for entrusted loans.

(t)	Related parties

(a)	A person, or a close member of that person’s family, is related to the Group if that person:

(i)	Has control or joint control over the Group;

(ii)	Has significant influence over the Group; or

(iii)	Is a member of the key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions applies:

(i)	The entity and the Group are members of the same Group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of the Group of which the other entity is a member).

(iii)	Both entities are joint ventures of the same third entity.

(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third party.

(v)	The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group.

(vi)	The entity is controlled or jointly controlled by a person identified in (a).

(vii)	A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

26

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

3	Significant accounting policies (continued)

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

(u)	Segment reporting

Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial statements provided regularly to the Group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

27

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

4	Net interest income

	2017	2016
	RMB	RMB
	unaudited

Interest income arising from:
- Cash at bank	4,337,177	1,417,305
- Loans and advances to customers	3,406,110,592	1,242,128,524

Total interest income	3,410,447,769	1,243,545,829

Interest expense arising from:
- Payables to interest holders of consolidated structured entities	(1,059,502,176)	(368,843,788)
- Interest-bearing borrowings	(350,403,509)	(73,817,536)

Total interest expense	(1,409,905,685)	(442,661,324)
Net interest income	2,000,542,084	800,884,505

5	Net asset management (disposal loss)/income

	2017	2016
	RMB	RMB
	unaudited

Asset management (disposal loss)/income:
Asset management service fees	1,316,186	9,628,621
Net (loss)/gain arising from investment securities	(19,397,576)	65,986,827

Total asset management (disposal loss)/income	(18,081,390)	75,615,448

Asset management expense:
Asset management expense	-	(3,887,977)

Total asset management expense	-	(3,887,977)

Net asset management (disposal loss)/income	(18,081,390)	71,727,471

28

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

6	Other revenue and net income

	2017	2016
	RMB	RMB
	unaudited

Net gain on disposal of subsidiaries	6,060,758	-
Labour outsourcing services income	7,857,461	12,035,445
Foreign exchange (loss)/ gain	(2,274,438)	2,717,820
Register services income	183,010	238,500
Net loss on disposal of property, plant and equipment	(261,875)	(61,085)
Others	10,572,512	174,140

Total	22,137,428	15,104,820

7	Operating expenses

	Note	2017	2016
		RMB	RMB
		unaudited

Staff cost		728,646,014	287,473,913
Cost for labour outsourcing services		-	11,751,906
Business tax and surcharges		7,490,678	26,336,151
Non-deductible input value-added tax		31,345,255	21,081,339
Rental and property management expenses		47,896,817	24,404,690
Advertising and promotion expenses		15,028,164	16,383,290
Office expense		18,769,477	14,453,830
Entertainment and travelling expenses		14,506,006	11,767,688
Research and development expenses		4,794,998	8,507,265
Consulting fees		9,282,890	5,736,437
Depreciation of property, plant and equipment	11	10,778,542	5,603,024
Amortization of intangible assets	12(a)	26,313	992,452
Communication expenses		2,598,250	2,530,162
Others		6,409,916	4,675,782

Total		897,573,320	441,697,929

29

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

8	Impairment losses

	Note	2017	2016
		RMB	RMB
		unaudited

Loans and advances to customers	16(a)	292,056,944	106,035,336
Available-for-sale financial assets	15(a)	-	37,962,696
Goodwill	12(b)	-	20,279,026
Trade and other receivables	18(b)	14,696,007	5,326,708

Total		306,752,951	169,603,766

9	Income tax expense in the consolidated statement of profit or loss

(a)	Taxation in the consolidated statement of profit or loss

	2017	2016
	RMB	RMB
	unaudited
Current tax
Provision for PRC income tax for the year	333,883,691	86,186,945

Deferred tax
Origination and reversal of temporary differences	(57,888,823)	(33,470,138)

Total	275,994,868	52,716,807

30

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

9	Income tax expense in the consolidated statement of profit or loss (continued)

(b)	Reconciliation between tax expense and accounting profit at applicable tax rates

	2017	2016
	RMB	RMB
	unaudited

Profit before taxation	808,667,625	288,835,267

National tax on profit before taxation, calculated at the rates applicable in the jurisdictions concerned	202,166,906	92,176,701
Effect of tax concessions	(36,435,031)	(61,421,155)
Effect of unrecognized tax losses and temporary differences	6,078,536	15,781,513
Effect of non-deductible expenses	558,307	666,186
Effect of non-deductible impairment loss	-	5,069,756
Effect of tax filing differences	207,029	471,536
Effect of share-based compensation expense in foreign country with zero tax rate	47,887,341	-
Effect of disposal of subsidiary	52,836,151	-
Others	2,695,629	(27,730)

Income tax expense	275,994,868	52,716,807

(i)	Pursuant to the rules and regulations of the British Virgin Islands, the Group is not subject to any income tax in the British Virgin Islands.

(ii)	No provision for Hong Kong Profits Tax has been made for the subsidiary located in Hong Kong as the subsidiary has not derived any income subject to Hong Kong Profits Tax during the years.

(iii)	According to the PRC Corporate Income Tax (“CIT”) Law that was effective from January 1, 2008, the Group’s PRC subsidiaries are subject to PRC income tax at the statutory tax rate of 25%, unless otherwise specified.

(iv)	Guangzhou Heze Information Technology Co., Ltd. (“Heze”) was qualified as an eligible software enterprise, which entitled it to a tax holiday of a two-year full exemption followed by a three-year 50% exemption since 2012. The income tax rate for Heze is 25% for the year ended December 31, 2017 (2016: 12.5%). Another subsidiary Shenzhen Taotaojin Internet Financial Services Company Limited (“Taotaojin”) was qualified as an eligible software enterprise, which entitled it to a tax holiday of a two-year full exemption followed by a three-year 50% exemption since 2015. The income tax rate for Taotaojin is 12.5% for the year ended December 31, 2017 (2016: 0%).

31

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

10	Other comprehensive income

Tax effects relating to each component of other comprehensive income

	2017 (unaudited)			2016
	Before tax amount	Tax benefit	Net of tax amount	Before tax amount	Tax benefit	Net of tax amount
	RMB	RMB	RMB	RMB	RMB	RMB

Exchange differences on translation of financial statements of entities outside the PRC	(198,794)	-	(198,794)	(778,538)	-	(778,538)

Available-for-sale securities:
Net movement in fair value reserve	(3,468,473)	867,118	(2,601,355)	(259,573,403)	64,893,351	(194,680,052)

Other comprehensive income	(3,667,267)	867,118	(2,800,149)	(260,351,941)	64,893,351	(195,458,590)

32

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

11	Property, plant and equipment

	Office and other equipment	Leasehold improvements	Motor vehicles	Total
	RMB	RMB	RMB	RMB

Cost:
As at January 1, 2016	12,124,845	8,961,313	2,149,003	23,235,161
Additions	6,931,788	8,278,403	6,150	15,216,341
Disposals	(374,208)	(240,361)	(81,103)	(695,672)

As at December 31, 2016	18,682,425	16,999,355	2,074,050	37,755,830

As at January 1, 2017	18,682,425	16,999,355	2,074,050	37,755,830
Additions	7,841,096	11,530,134	-	19,371,230
Disposals	(6,526,249)	(7,381,976)	(356,393)	(14,264,618)

As at December 31, 2017 (unaudited)	19,997,272	21,147,513	1,717,657	42,862,442

Accumulated depreciation:
As at January 1, 2016	(7,858,578)	(5,111,089)	(1,120,048)	(14,089,715)
Charge for the year	(2,427,730)	(2,843,973)	(331,321)	(5,603,024)
Written back on disposals	341,081	223,321	52,970	617,372

As at December 31, 2016	(9,945,227)	(7,731,741)	(1,398,399)	(19,075,367)
As at January 1, 2017	(9,945,227)	(7,731,741)	(1,398,399)	(19,075,367)
Charge for the year	(4,643,414)	(5,820,999)	(314,129)	(10,778,542)
Written back on disposals	4,287,012	4,819,323	353,032	9,459,367

As at December 31, 2017 (unaudited)	(10,301,629)	(8,733,417)	(1,359,496)	(20,394,542)
Net book value:
As at December 31, 2016	8,737,198	9,267,614	675,651	18,680,463

As at December 31, 2017 (unaudited)	9,695,643	12,414,096	358,161	22,467,900

33

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

12	Intangible assets and goodwill

	Note	2017	2016
		RMB	RMB
		unaudited

Intangible assets	(a)	3,342,463	2,999,817
Goodwill	(b)	-	-

Total		3,342,463	2,999,817

(a)	Intangible assets

	Software	Cooperation agreements	Trademarks	Total
	RMB	RMB	RMB	RMB
Cost:

As at January 1, 2016	7,279,618	5,030,000	2,970,000	15,279,618
Additions	6,980	-	-	6,980

As at December 31, 2016	7,286,598	5,030,000	2,970,000	15,286,598

As at January 1, 2017	7,286,598	5,030,000	2,970,000	15,286,598
Additions	392,292	-	-	392,292
Disposals	(131,450)	-	-	(131,450)

As at December 31, 2017 (unaudited)	7,547,440	5,030,000	2,970,000	15,547,440
Accumulated amortization:

As at January 1, 2016	(6,264,329)	(5,030,000)	-	(11,294,329)
Charge for the year	(992,452)	-	-	(992,452)

As at December 31, 2016	(7,256,781)	(5,030,000)	-	(12,286,781)

As at January 1, 2017	(7,256,781)	(5,030,000)	-	(12,286,781)
Charge for the year	(26,313)	-	-	(26,313)
Written back on disposals	108,117	-	-	108,117

As at December 31, 2017 (unaudited)	(7,174,977)	(5,030,000)	-	(12,204,977)

Net book value:
As at December 31, 2016	29,817	-	2,970,000	2,999,817

As at December 31, 2017 (unaudited)	372,463	-	2,970,000	3,342,463

34

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

12	Intangible assets and goodwill (continued)

(b)	Goodwill

	2017	2016
	RMB	RMB
	unaudited
Cost:
Balance at the beginning and the end of the year	79,495,583	79,495,583
Impairment losses:
Balance at the beginning of the year	(79,495,583)	(59,216,557)
Charge for the year	-	(20,279,026)

Balance at the end of the year	(79,495,583)	(79,495,583)
Carrying amounts:
At the end of the year	-	-

At the beginning of the year	-	20,279,026

On August 31, 2006, the Group acquired a 55% stake in Guangzhou Anyu Mortgage Consulting Co., Limited (“Guangzhou Anyu”). On the acquisition date, the fair value of Guangzhou Anyu’s identifiable net assets was RMB42.36 million, 55% of which the Group accounted for was RMB23.3 million. An amount of RMB20.28 million was recognized as goodwill, representing the excess of the consideration transferred over the Group’s proportionate share of the fair value of identifiable net assets. On May 25, 2009, the Group acquired the remaining 45% shares in Guangzhou Anyu for RMB27.47 million. Guangzhou Anyu was incorporated in the PRC in 2003 and was primarily engaged in the business of providing mortgage agency services and loans at the time of acquisition.

Impairment tests for cash-generating units containing goodwill

The recoverable amount of the CGU is calculated using Dividend Discount Model (DDM). The projected cash flow for the next year is based on financial budgets approved by management. Cash flows beyond next year are estimated using a weighted average growth rate of 3%, which is consistent with the forecasts in industry research reports. The growth rate does not exceed the long-term average growth rates for the business in which the CGU operates. The projected cash flows are then discounted using a discount rate of 21% as of December 31, 2016. The discount rate is pre-tax and reflects specific risks relating to the relevant segments.

35

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

12	Intangible assets and goodwill (continued)

In 2016, the key management of Guangzhou Anyu has left the company. Guangzhou Anyu’s business model has changed from providing loans to referring micro credit business to other entities of the Group, resulting in an expected reduction in the operating profits and cash flows in the future. Therefore, the Group recognized a goodwill impairment loss of RMB20,279,026 in 2016. The goodwill was fully impaired as of December 31, 2016.

13	Investment in subsidiaries

Name of company (i)	Place and date of incorporation/ establishment	Registered capital	Issued and fully paid up capital	Percentage of equity attributable to the Company		Principal activities
				Direct	Indirect

China Financial Services Group Limited 泛华金融服务集团有限公司	Hong Kong August 28, 2000	HKD100,000,000	HKD100,000,000	100%	-	Investment Holding

Fanhua Chuang Li Information Technology (Shenzhen)Co., Ltd. 泛华创利信息技术 (深圳) 有限公司	the PRC December 21, 1999	HKD400,000,000	HKD400,000,000	-	100%	Investment Holding

Shenzhen Fanhua United Investment Group Co., Ltd. 深圳泛华联合投资集团 有限公司	the PRC August 9, 2006	RMB250,000,000	RMB250,000,000	-	100%	Investment Holding

Guangzhou Anyu Mortgage Consulting Co., Ltd. 广州安宇按揭咨询有限公司	the PRC January 23, 2003	RMB2,220,000	RMB2,220,000	-	100%	Micro credit and mortgage agency services

Zhengzhou Lirui Financial Advisory Co., Ltd. 郑州利瑞财务咨询有限公司	the PRC December 17, 2009	RMB500,000	RMB500,000	-	100%	Financial consultancy

Chongqing Fengjie Financial Advisory Co., Ltd. 重庆丰捷财务咨询有限公司	the PRC June 13, 2010	RMB500,000	RMB500,000	-	100%	Financial consultancy

Guangzhou Chengze Information Technology Co., Ltd. 广州诚泽信息科技有限公司	the PRC December 11, 2006	RMB3,000,000	RMB3,000,000	--	100%	Software development and maintenance

Qidong Fanhua Financial Management Co., Ltd. 启东泛华财务管理有限公司	the PRC December 11, 2006	RMB300,000	RMB300,000	-	100%	Asset Management

36

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

13	Investment in subsidiaries (continued)

Name of company (i)	Place and date of incorporation/ establishment	Registered capital	Issued and fully paid up capital	Percentage of equity attributable to the Company		Principal activities
				Direct	Indirect

Chongqing Liangjiang New Area Fanhua Micro-credit Co., Ltd. 重庆市两江新区泛华小额贷款 有限公司	the PRC December 26, 2011	USD30,000,000	USD30,000,000	-	100%	Micro credit and mortgage agency services

Shenzhen Fanhua Micro-credit Co., Ltd. 深圳泛华小额贷款有限公司	the PRC March 15, 2012	RMB100,000,000	RMB100,000,000	-	100%	Micro credit and mortgage agency services

Shenzhen Fanhua Fund Management Services Co., Ltd. 深圳泛华基金管理服务 有限公司	the PRC June 8, 2012	RMB5,000,000	RMB5,000,000	-	100%	Company register service

Beijing Fanhua Micro-credit Company Limited 北京泛华小额贷款有限公司	the PRC August 10, 2012	RMB100,000,000	RMB100,000,000	-	100%	Micro credit and mortgage agency services

Guangzhou Heze Information Technology Co., Ltd. 广州和泽信息科技有限公司	the PRC September 16, 2010	RMB3,000,000	RMB3,000,000	-	100%	Software development and maintenance

Beijing Lianxin Chuanghui Information Technology Co., Ltd. 北京联鑫创辉信息技术 有限公司	the PRC February 2, 2012	HKD10,000,000	HKD10,000,000	-	100%	Software development and maintenance

Shenzhen Fanlian Investment Co., Ltd. 深圳泛联投资有限公司	the PRC November 26, 2012	RMB30,000,000	RMB30,000,000	-	100%	Investment Holding

Fanhua Financial Leasing (Shenzhen) Co., Ltd. 泛华融资租赁 (深圳) 有限公司	the PRC September 4, 2012	USD10,000,000	USD10,000,000	-	100%	Financial leasing

Shenzhen Fanhua Chengyu Finance Service Co., Ltd. 深圳泛华诚誉金融配套服务 有限公司	the PRC March 15, 2012	RMB10,000,000	RMB10,000,000	-	100%	Labour outsourcing services

Hangzhou Shenzhen Fanlian Investment Co., Ltd. 杭州深泛联投资管理有限公司	the PRC December 14, 2015	RMB1,000,000	-	-	100%	Asset Management

Beijing Fanhua Qilin Capital Management Co., Ltd. 北京泛华麒麟资本管理 有限公司	the PRC December 26, 2016	RMB100,000,000	-	-	100%	Asset Management

Shijiazhuang Fanhua Financial Advisory Co., Ltd. 石家庄泛华财务咨询 有限公司	the PRC July 27, 2017	RMB2,000,000	-	-	100%	Financial Consultancy

37

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

13	Investment in subsidiaries (continued)

Name of company (i)	Place and date of incorporation/ establishment	Registered capital	Issued and fully paid up capital	Percentage of equity attributable to the Company		Principal activities
				Direct	Indirect

Taizhou Fanhua Financial Advisory Co., Ltd. 泰州泛华财务咨询服务有限公司	the PRC September 28, 2017	RMB500,000	-	-	100%	Financial Consultancy

Xuzhou Shenfanlian Enterprise Management Co., Ltd. 徐州深泛联企业管理 有限公司	the PRC December 7, 2017	RMB10,000,000	-	-	100%	Enterprise Management

Zhenjiang Fanhua Business Service Advisory Co., Ltd. 镇江泛华商务服务咨询有限公司	the PRC October 16, 2017	RMB500,000	-	-	100%	Business Advisory

Nantong Shenfanlian Enterprise Management Co., Ltd. 南通深泛联企业管理 有限公司	the PRC September 8, 2017	RMB5,000,000	-	-	100%	Enterprise Management

Jinghua Structure Fund 5 菁华5号信托计划 (ii)	the PRC December 19, 2014	RMB12,890,615,318	RMB12,890,615,318	-	22%	Micro credit

Jinghua Structure Fund 6 菁华6号信托计划 (ii)	the PRC September 9, 2014	RMB44,540,000	RMB44,540,000	-	100%	Micro credit

Bohai Trust Shenfanlian Micro Finance Structure Fund 渤海信托深泛联小微金融集合资金信托计划(ii)	the PRC September 12, 2016	RMB108,500,000	RMB108,500,000	-	49%	Micro credit

Bohai Huihe SME Structure Fund	the PRC
渤海汇和中小微企业经营贷集合资金信托计划(ii)	September 29, 2017	RMB495,480,000	RMB495,480,000	-	15%	Micro credit

Zhongyuan Wealth Anhui Structure Fund 1
中原财富-安惠1期(ii)	the PRC January 20, 2017	RMB500,000,000	RMB500,000,000	-	30%	Micro credit

Zhongyuan Wealth Anhui Structure Fund 2	the PRC
中原财富-安惠2期(ii)	August 30, 2017	RMB844,041,442	RMB844,041,442	-	20%	Micro credit

(i)	The official names of those companies are in Chinese. The English translation is for reference only.

(ii)	Capital of all the six structure funds are used for granting loans to customers, which are managed by the Group. The Group is general partner of the funds, promising the expected returns for limited partners, and provide guarantee on the loans to customers under the fund. Therefore, the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Therefore, the entity is regarded as a subsidiary of the Group.

38

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

14	Interest in associate

The Group had interests in an associate named Fujian Jianyin Channel Equity Investment Management Co., Ltd. (福建建银海峡股权投资管理有限公司). The Group owned 30% of the equity interests; and determined that it has significant influence because it has representation on the board of the investee. The associate was liquidated in 2016.

The following table analyses, in aggregate, the carrying amount and share of profit of the associate.

	2017	2016
	RMB	RMB
	unaudited
Carrying amount of interests in the associate	-	-

Share of:
- Profit from continuing operations	-	47,122

15	Available-for-sale financial assets

	Note	2017	2016
		RMB	RMB
		unaudited
Carrying amount:
Investment management products managed by securities companies		-	112,865,781
Wealth management products		360,187,885	-
Equity investments		40,010,000	71,090,001

Subtotal		400,197,885	183,955,782

Less: Impairment losses	(a)	-	(51,270,001)

Total		400,197,885	132,685,781

(a)	Movement of impairment losses

	2017	2016
	RMB	RMB
	unaudited

Balance at January 1	51,270,001	13,307,305
Charge for the year	-	37,962,696
Write-offs	(51,270,001)	-

Balance at December 31	-	51,270,001

39

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

16	Loans and advances to customers

	Note	2017	2016
		RMB	RMB
		unaudited

Gross loans and advances to customers		16,673,957,543	7,281,885,329
Less: Impairment losses
- Individually assessed		(98,736,343)	(55,180,661)
- Collectively assessed		(322,028,628)	(84,175,450)

Subtotal	(a)	(420,764,971)	(139,356,111)
Net loans and advances to customers		16,253,192,572	7,142,529,218

(a)	Movements of impairment losses

		2017 (unaudited)
	Note	Allowances for loans and advances which are collectively assessed	Allowances for impaired loans and advances which are individually assessed	Total
		RMB	RMB	RMB

As at January 1		84,175,450	55,180,661	139,356,111
Charge for the year	8	242,267,022	71,381,594	313,648,616
Reversal		(4,413,844)	(17,177,828)	(21,591,672)
Write-offs		-	(10,648,084)	(10,648,084)

As at December 31		322,028,628	98,736,343	420,764,971

40

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

16	Loans and advances to customers (continued)

		2016
	Note	Allowances for loans and advances which are collectively assessed	Allowances for impaired loans and advances which are individually assessed	Total
		RMB	RMB	RMB

As at January 1		12,516,300	20,804,475	33,320,775
Charge for the year	8	75,813,844	47,123,053	122,936,897
Reversal		(4,154,694)	(12,746,867)	(16,901,561)

As at December 31		84,175,450	55,180,661	139,356,111

17	Income tax expense in the consolidated statement of financial position

(a)	Current tax liabilities

	Note	2017	2016
		RMB	RMB
		unaudited

At the beginning of the year		96,578,805	36,064,216
Provision for PRC income tax for the year	9(a)	333,883,691	86,186,945
PRC income tax paid		(47,010,630)	(25,672,356)

At the end of the year		383,451,866	96,578,805

41

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

17	Income tax expense in the consolidated statement of financial position (continued)

(b)	Deferred tax assets and liabilities recognized

(i)	The components of deferred tax assets/ (liabilities) recognized in the consolidated statement of financial position and the movements during the years are as follows:

	Impairment provision	Amortisation of intangible assets	Depreciation of property, plant and equipment	Accrued payroll	Other accrued expenses	Fair value change in available-for-sale financial assets	Total deferred tax assets	Amortisation of intangible assets	Fair value change in available-for- sale financial assets	Total deferred tax liabilities
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB

At January 1, 2016	12,800,613	1,829,138	476,347	5,529,789	535,099	3,077,386	24,248,372	(742,500)	(68,872,326)	(69,614,826)
Recognized in profit or loss	37,269,525	(152,964)	1,546,827	(5,529,789)	336,539	-	33,470,138	-	-	-
Recognized in reserve	-	-	-	-	-	(2,104,552)	(2,104,552)	-	66,997,902	66,997,902

At December 31, 2016	50,070,138	1,676,174	2,023,174	-	871,638	972,834	55,613,958	(742,500)	(1,874,424)	(2,616,924)

At January 1, 2017	50,070,138	1,676,174	2,023,174	-	871,638	972,834	55,613,958	(742,500)	(1,874,424)	(2,616,924)
Recognized in profit or loss	60,594,655	(439,471)	(1,394,723)	-	(871,638)	-	57,888,823	-	-	-
Recognized in reserve	-	-	-	-	-	(972,834)	(972,834)	-	1,839,953	1,839,953

At December 31, 2017 (unaudited)	110,664,793	1,236,703	628,451	-	-	-	112,529,947	(742,500)	(34,471)	(776,971)

42

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

17	Income tax expense in the consolidated statement of financial position (continued)

(ii)	Reconciliation to the consolidated statement of financial position

	2017	2016
	RMB	RMB
	unaudited

Deferred tax assets recognized on the consolidated statement of financial position	112,529,947	55,613,958

Deferred tax liabilities recognized on the consolidated statement of financial position	(776,971)	(2,616,924)

(c)	Deferred tax assets not recognized

	Note	2017	2016
		RMB	RMB
		unaudited

Tax losses	(i)	50,443,524	86,140,716
Goodwill impairment loss	(ii)	20,279,026	20,279,026

Total		70,722,550	106,419,742

(i)	Tax losses

In accordance with the accounting policy set out in Note 3(n), the Group has not recognized deferred tax assets in respect of unused tax losses of RMB50,443,524 at December 31, 2017 (2016: RMB86,140,716) as it is not probable that those losses and temporary difference can be utilized in the foreseeable future. According to current tax law, the Group can use these deductible losses for tax deduction if the Group gets enough taxable income in the next five years.

(ii)	Goodwill impairment loss

In accordance with the accounting policy set out in Note 3(n), the Group has not recognized deferred tax assets in respect of goodwill impairment loss of RMB20,279,026 as at December 31, 2017 (2016: RMB20,279,026). The goodwill was recognized initially on the acquisition of Guangzhou Anyu. As it is not probable that the Group will dispose of the company, this loss cannot be utilized in the foreseeable future.

43

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

18	Trade and other receivables

	Note	2017	2016
		RMB	RMB
		unaudited

Interest receivables		27,546,500	120,433,765
Other trade receivables		5,339,549	10,258,654
Less: Impairment losses	(b)	(21,894,200)	(15,470,310)

Trade receivables		10,991,849	115,222,109
Deposits		150,325,225	51,592,458
Receivables from disposal of subsidiaries		29,658,807	-
Amounts due from employees		10,027,597	16,306,520
Receivables for release of loans		10,504,570	10,868,038
Prepayments		13,053,454	5,007,153
Other receivables		7,866,236	16,474,774

Total		232,427,738	215,471,052

(a)	Aging analysis

The aging analysis of trade receivables, based on the invoice date and net of impairment losses of the Group is as follows:

	2017	2016
	RMB	RMB
	unaudited

Within 1 month	2,986,469	113,690,745
Over 1 month but less than 3 months	6,880,727	2,314,632
Over 3 months but less than 1 year	15,388,884	2,597,568
More than 1 year	7,629,969	12,089,474

Total	32,886,049	130,692,419

44

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

18	Trade and other receivables (continued)

(b)	Movements of impairment losses

The movement in the impairment losses on trade receivables during the years is as follows:

	2017	2016
	RMB	RMB
	unaudited

At the beginning of the year	15,470,310	10,390,242
Charge for the year	14,991,164	5,332,042
Reversal	(295,157)	(5,334)
Write-offs	(8,272,117)	(246,640)

At the end of the year	21,894,200	15,470,310

19	Cash and cash equivalents

	2017	2016
	RMB	RMB
	unaudited
Demand deposits and term deposits with banks with original maturity less than three months	1,190,242,333	232,391,435
Cash on hand	118,052	747,153

Cash and bank deposits in the consolidated statement of financial position	1,190,360,385	233,138,588

45

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

19	Cash and cash equivalents (continued)

Reconciliation of liabilities arising from financing activities

	Payables to interest holders of consolidated structured entities	Interest-bearing borrowings	Total
	RMB	RMB	RMB

At January 1, 2017	5,230,936,829	1,094,585,401	6,325,522,230
Changes from financing cash flows:
Proceeds from payables to interest holders of consolidated structured entities	11,313,685,733	-	11,313,685,733
Repayment of payables to interest holders of consolidated structured entities	(4,978,930,133)	-	(4,978,930,133)
Proceeds from interest-bearing borrowings	-	3,710,459,966	3,710,459,966
Repayment of interest-bearing borrowings	-	(788,475,303)	(788,475,303)

Total changes from financing cash flows	6,334,755,600	2,921,984,663	9,256,740,263

Other changes:
Net interest income	1,059,502,176	350,403,509	1,409,905,685
Interest paid	(973,219,344)	(310,509,066)	(1,283,728,410)
Others	-	(503,590)	(503,590)

Total other changes	86,282,832	39,390,853	125,673,685

At December 31,2017	11,651,975,261	4,055,960,917	15,707,936,178

46

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

20	Share capital and reserves

(a)	Share capital

	2017	2016
	RMB	RMB
	unaudited

Ordinary shares, issued and fully paid:
In issue at January 1	80,973,634	80,973,634

In issue at December 31	80,973,634	80,973,634

As set out in Note 1, the Company was incorporated in the British Virgin Islands on October 6, 2006. Upon completion of ordinary shares issuance, allotment and repurchase, the issued shares of the Company was 1,230,434,040 of US$0.01 each as at August 1, 2011. No change has been made to the issued shares since August 1, 2011.

(b)	Capital reserve

The capital reserve represents (1) the difference between the nominal value of share capital and the paid-up capital of the Company; (2) the difference between the purchase price and the proportionate share of the identifiable net assets of Guangzhou Anyu when the Group acquired its remaining shares to take full ownership.

(c)	Surplus reserve

In accordance with the Company’s PRC subsidiaries’ articles of associate, the subsidiaries are required to appropriate 10% of their net profits, upon approval by board of directors.

(d)	Regulatory reserve

With effect from July 1, 2012, pursuant to the “Administrative Measures on Accrual of Provisions by Financial Institutions” issued by the MOF in March 2012, the Group is required, in principle, to set aside a general reserve not lower than 1.5% of the ending balance of its gross risk-bearing assets.

(e)	Fair value reserve

The fair value reserve comprises the cumulative net change in the fair value of available-for sale securities held at the end of the reporting period and are dealt with in accordance with the accounting policies in Note 3(i).

47

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

20	Share capital and reserves (continued)

(f)	Exchange reserve

The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of operations with functional currency other than RMB. The reserve is dealt with in accordance with the accounting policies set out in Note 3(q).

(g)	Equity-settled share-based payment arrangements

(i)	Description of equity-settled share-based payment arrangements

On November 1, 2009, the Group adopted a share incentive plan, or the 2009 Share Incentive Plan, granting options to its directors and employees to purchase up to 25,678 ordinary shares of the Group. Pursuant to the option agreements entered into between the Group and the option grantees, the options shall vest over a five-year period from 2010 to 2014. The number of options that the grantees are entitled to in each year will be calculated based on the key performance indicator scores of the grantees in the respective prior year and continued employment is not regarded as vesting condition. Accordingly, 60%, 10%, 10%, 10% and 10% of the award options shall vest on January 1, each of the years 2010 to 2014, respectively.

On January 24, 2011, the Group divided the existing issued shares, USD0.10 each share into USD0.01 each share. On the same day, the Group allotted and issued new shares to its existing shareholders in accordance with the ratio of 1:637. Upon completion of such share split and share allotment, the number of such share options was adjusted from 25,678 to 163,825,640. Accordingly, the exercise price was adjusted from RMB3,190 to RMB0.5. The expiration date of such options was December 31, 2016 and as of December 31, 2016, no option has been excised.

On January 3, 2017, the Group adopted a new share incentive plan, or the 2017 Share Incentive Plan. Options to purchase 187,933,730 ordinary shares pursuant to the 2017 Share Incentive Plan were issued to certain management and employees. Accordingly, 60%, 20% and 20% of the award options shall vest on December 31, each of the years 2017 to 2019, respectively. Unless terminated earlier, the 2017 Share Incentive Plan will terminate automatically in 2022.

Share-based payment transactions with employees, such as share options are measured based on the grant date fair value of the equity instrument. The Group recognizes the compensation costs net of estimated forfeitures over the applicable vesting period. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock compensation expense to be recognized in future periods. There was no market conditions associated with the share option grants.

48

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

20	Share capital and reserves (continued)

(ii)	Fair value of share options and assumptions

The fair value of options granted to employees is determined based on a number of factors including valuations. In determining the fair value of our equity instruments, the Group referred to valuation reports prepared by an independent third-party appraisal firm, based on data the Group provided. The valuation reports provided the Group with guidelines in determining the fair value of the equity instruments, but the Group are ultimately responsible for the determination of all amounts related to share-based compensation recorded in the financial statements.

Excluding the options containing service vesting conditions, the Group calculated the estimated fair value of the options on the respective grant dates using a binomial option pricing model with assistance from independent valuation firms, with the following assumptions:

	Share awards granted on November 1, 2009	Share awards granted on January 3, 2017

Expected volatility	71%	40%
Expected dividends	-	-
Risk-free interest rate	3.50%	3.10%
Expected term (in years)	5	5
Expected life (in years)	7.17	6

The contractual life of the share option is used as an input into the binomial option pricing model. Exercise multiple and post-vesting forfeit are incorporated into the model. Since the Group’s shares did not have been publicly traded at the time the options were issued and its shares were rarely traded privately, expected volatility is estimated based on the average historical volatility of comparable entities with publicly traded shares for the period before the date of grant with length commensurate to contractual life of the options. The risk-free rate for the expected term of the option is based on the yield to maturity of China 6-year government bond at the date of grant. The Group has not declared or paid any cash dividends on its capital stock, and does not anticipate any dividend payments on its ordinary shares in the foreseeable future.

If any of the assumptions used in the binomial option pricing model changes significantly, share-based compensation expense for future awards may differ materially compared with the awards granted previously.

49

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

21	Interest-bearing borrowings

	Note	2017	2016
		RMB	RMB
		unaudited
Borrowings from
- Asset management partnerships	(ii)	75,000,000	450,000,000
- The investors of internet funding platforms	(iii)	1,589,374,982	602,850,285
- Trust Company	(iv)	110,000,000	-
- Private investment funds	(v)	2,042,700,000	-
- Senior tranche of asset management product which invests in the Group’s loans portfolio	(vi)	25,992,786	-
- Senior tranche of trust plan which invests in the Group’s loans portfolio	(vii)	131,263,590	-

Interest payable to
- Related parties	(i)	-	32,494,914
- Asset management partnerships	(ii)	9,860,151	3,889,315
- The investors of internet funding platforms	(iii)	52,905,837	5,350,887
- Trust Company	(iv)	4,854,255	-
- Private investment funds	(v)	13,440,641	-
- Senior tranche of asset management product which invests in the Group’s loans portfolio	(vi)	117,284	-
- Senior tranche of trust plan which invests in the Group’s loans portfolio	(vii)	451,391	-

Total		4,055,960,917	1,094,585,401

(i)	The Group’s related parties, Fanhua Inc. and its subsidiaries, agreed to grant a revolving loan with a maximum amount of US$50,000,000 (equivalent to RMB317,990,000 as per the agreement) to the Group. The amounts are unsecured and bear interest at 7.3% and are repayable on demand. As of December 31, 2017, the amount of interest payable due to Fanhua Inc. and its subsidiaries are nil (2016: RMB32,494,914).

(ii)	As of December 31, 2017, the borrowings from asset management partnerships are from Beijing Shanzheng Longhua Capital Management Partnership (Limited Partnership) with principal RMB75 million, bearing interest at 11% per year.

(iii)	It represents the borrowings from third parties investors on internet funding platforms, interest rate range is from 9.7% to 14% per year.

50

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

21	Interest-bearing borrowings (continued)

(iv)	Borrowings from trust company is from Shanxi Trust Limited Company with principal RMB110 million, bearing interest at 10.89% per year.

(v)	Borrowings from private investment funds represent capitals raised from the funds established by Shenzhen Baoying Asset Management Company with total principal RMB2.04 billion, bearing interest at 16%-18% per year.

(vi)	Borrowings from senior tranche of asset management product which invests in the Group’s loans portfolio are the capitals from senior tranche holders of Zhaoqian Jinjiao Fanhua Asset Management Product with the principal RMB25.99 million, bearing interest at 8.5% per year.

(vii)	Borrowings from senior tranche of trust plan which invests in the Group’s loans portfolio are the capitals from senior tranche holders of No.1 Wukuang Trust Yangguang Fanhua Plan with principal RMB131.26 million, bearing interest at 10.24% per year.

(viii)	Repurchase agreements are transactions in which the Group transfers its rights to earnings in the consolidated structured funds or rights to earnings in loans and advances to customers, and simultaneously agrees to repurchase them at a fixed price on a future date. The Group continues to recognize the loans and advances to customers in their entirety in the statement of financial position because it retains substantially all of the risks and rewards of ownership. The cash consideration received is recognized as a financial asset and a financial liability, is recognized for the obligation to pay the repurchase price. As of December 31, 2017, the amounts of financial liabilities related to repurchase agreements are reflected in borrowings from the investors of internet financial platforms and borrowings from private investment funds, amounting to RMB 1,405,217,000(2016: RMB 140,672,000) and RMB 2,042,700,000(2016:nil), respectively.

Pledged assets

The Group pledges certain assets to secure borrowings under agreements to repurchase and other borrowings. The table provides the total carrying amounts of pledged assets by asset types.

	2017	2016
	RMB	RMB
	unaudited

Rights to earnings in the consolidated structured funds	4,173,931,373	-
Rights to earnings in loans and advances to customers	493,413,547	161,440,243

Total	4,667,344,920	161,440,243

Amounts presented above include carrying value of RMB 4,409,898,351 and RMB 161,440,243 in collateral for repurchase agreements as of December 31, 2017 and 2016, respectively.

51

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

22	Accruals and other payables

	Note	2017	2016
		RMB	RMB
		unaudited

Payables to interest holders of consolidated structured entities	(i)	11,504,125,600	5,169,370,000
Interest payable		147,849,661	61,566,829
Customer pledged deposits		106,006,039	77,807,696
Accrued employee benefits		68,827,798	51,329,948
Other tax payables		75,915,052	51,236,294
Amounts due to third parties		7,004,154	23,848,850
Payable to banks as mortgage agency	(ii)	6,468,682	15,173,806
Receipt in advance		6,979,476	1,077,372
Others		19,227,261	36,563,913

Total		11,942,403,723	5,487,974,708

(i)	The financial liabilities arising from the consolidated structured entities with underlying investments in loans and advances to customers are classified as other payables and accruals in these consolidated financial statements. It is because, the Group has an obligation to pay other investors upon maturity dates of the structured entities based on the net book value and related terms of those consolidated structured funds.

(ii)	The amount mainly represents payable to the original bank for settling the loan and releasing collateral on behalf of customers of mortgage agency services.

(iii)	All of other trade and other payables (including interest payable to related parties) are expected to be settled or recognized as income within one year or are repayable on demand.

23	Segment reporting

The principal activity of the Group is micro credit business. The Group has similar economic characteristic and is similar in respect of the business nature, products, customer type and services. Therefore the Group does not disclose segmental report based on the information used internally by the chief operating decision maker for purpose of assessing performance and making resource allocation decisions.

52

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments

(i)	Capital management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for equity shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk and by securing access to finance at a reasonable cost.

The Group actively and regularly reviews and manages its capital structure, to maintain a balance between the higher shareholders returns that might be possible with higher levels of borrowings and the advantages and security afforded by a sound capital position, and makes adjustments to the capital structure in light of changes in economic conditions.

There were no changes in the Group’s approach to capital management during the years.

Particularly for credit loan operation, the Group monitors regularly the residual balance of outstanding credit loans for single customers and multiples of the total credit loans in relation to share capital of companies in the Group credit loan business, so as to keep the capital risk within an acceptable limit. The decision to manage the share capital of companies in the Group to meet the needs of developing credit loan business rests with the directors.

(ii)	Exposure to risk

Exposure to credit, market and liquidity risks arises in the normal course of the Group’s business. The Group is also exposed to equity price risk arising from its equity investments in other entities. The Group’s exposure to these risks and the financial risk management policies and practice used by the Group to manage these risks are described below.

53

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(a)	Credit risk

Credit risk arises from a customer’s inability or unwillingness to meet its financial obligations to make timely payments under loans the Group provided. Credit risk is primarily attributable to the loan business of the Group, loans and advances to customers and trade and other receivables.

The maximum exposure to credit risk is represented by the net carrying amount of each type of financial assets as at the end of the reporting periods.

Credit risk arising from loans and advances to customers

To identify, evaluate, monitor and manage credit risk, the Group designs the risk management structure, credit policies and processes required for effective credit risk management which have been implemented across the Group upon approval of the Board. The Board is responsible for formulating the credit policies, management framework and marketing strategies from time to time, analysing the development of micro credit and mortgage agency services businesses and the level of risk management, and approving loans with amounts exceeding the authorized limit of the senior management in accordance with relevant rules, regulations and monetary policies in the PRC and the Group’s business strategy.

The Group carries out pre-approval, review and credit approval of loans by professionals for credit risk arising from micro credit business. During the post-transaction monitoring process, the Group conducts a visit of customers regularly after disbursement of loans, and conducts on-site inspection when the Group considers it is necessary. The review focuses on the status of the collateral.

The Group has established relevant mechanisms to apply tiered management of credit risks, and set limits to acceptable risks for different industries and geographical regions. The Group monitors the risk status of these customers regularly.

The Group adopts a loan risk classification approach to manage the loan portfolio risk. Loans are classified as non-impaired and impaired based on the different risk level. When one or more event demonstrates there is objective evidence of impairment and causes losses, corresponding loans are considered to be classified as impaired. The allowance for impairment losses on impaired loans are collectively or individually assessed as appropriate.

The Group applies a series of criteria in determining the classification of loans. The loan classification criteria focuses on a number of factors, including (i) the borrower’s ability to repay the loan; (ii) the borrower’s repayment history; (iii) the borrower’s willingness to repay; (iv) the net realizable value of any collateral; and (v) the prospect for the support from any financially responsible guarantor. The Group also takes into account the length of time for which payments of principal and interest on a loan are overdue.

54

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

In accordance with accounting policies and regulations, if there is objective evidence that indicates the cash flow for a particular loan is expected to decrease, and the amount can be estimated, the loan is recorded as an impaired loan and the impairment loss is recognized in the income statement.

(i)	Breakdown of total credit extended by the Group by type of collateral

	2017	2016
	RMB	RMB
	unaudited

Collateralised loans	16,673,957,543	7,281,459,545
Unsecured loans	-	425,784

Gross loans and advances to customers	16,673,957,543	7,281,885,329
Less: Impairment losses
Individually assessed	(98,736,343)	(55,180,661)
Collectively assessed	(322,028,628)	(84,175,450)

Subtotal	(420,764,971)	(139,356,111)
Net loans and advances to customers	16,253,192,572	7,142,529,218

(ii)	The credit quality of loans and advances to customers

	2017	2016
	RMB	RMB
	unaudited
Gross loans and advances to customers
Neither overdue nor impaired	15,477,867,781	6,955,872,213
Overdue but not impaired	919,692,944	222,969,993
Impaired	276,396,818	103,043,123

Less: Impairment losses
Neither overdue nor impaired	(120,904,511)	(56,434,034)
Overdue but not impaired	(201,124,117)	(27,741,416)
Impaired	(98,736,343)	(55,180,661)

Net balance
Neither overdue nor impaired	15,356,963,270	6,899,438,179
Overdue but not impaired	718,568,827	195,228,577
Impaired	177,660,475	47,862,462

Net loans and advances to customers	16,253,192,572	7,142,529,218

55

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(iii)	Analysed by geographical sector

	December 31, 2017 (unaudited)
	Loan balance	Loan balance
	RMB

Pearl River Delta	4,846,885,102	29%
Yangtze River Delta	4,670,455,794	28%
Bohai Rim	3,934,403,971	24%
Others	3,222,212,676	19%

Total	16,673,957,543
Less: Impairment losses
Individually assessed	(98,736,343)
Collectively assessed	(322,028,628)

Total	(420,764,971)
Net loans and advances to customers	16,253,192,572

	December 31, 2016
	Loan balance	Percentage
	RMB

Pearl River Delta	2,072,300,414	28%
Yangtze River Delta	2,719,591,352	37%
Bohai Rim	1,598,296,773	22%
Others	891,696,790	13%

Total	7,281,885,329
Less: Impairment losses
Individually assessed	(55,180,661)
Collectively assessed	(84,175,450)

Total	(139,356,111)
Net loans and advances to customers	7,142,529,218

56

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(iv)	Overdue loans analyzed by type of collateral and overdue period

	December 31, 2017 (unaudited)
	Overdue within three months	Overdue between three months and one year	Overdue between one year and three years	Overdue more than three years	Total
	RMB	RMB	RMB	RMB	RMB

Loans secured by tangible other than monetary assets	919,692,944	203,867,914	60,748,703	11,780,201	1,196,089,762
Unsecured loans	-	-	-	-	-

Total	919,692,944	203,867,914	60,748,703	11,780,201	1,196,089,762

	December 31, 2016
	Overdue within three months	Overdue between three months and one year	Overdue between one year and three years	Overdue more than three years	Total
	RMB	RMB	RMB	RMB	RMB

Loans secured by tangible other than monetary assets	222,969,993	43,432,017	52,629,523	6,555,799	325,587,332
Unsecured loans	-	-	-	425,784	425,784

Total	222,969,993	43,432,017	52,629,523	6,981,583	326,013,116

57

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(v)	Fair value of collateral and other credit enhancement held against financial assets

	2017	2016
	RMB	RMB
	unaudited
Fair value of collateral held against financial assets that are:
Neither overdue nor impaired	49,990,795,540	24,303,909,300
Overdue but not impaired	2,452,260,300	696,857,840
Impaired	765,856,700	402,539,900

Total	53,208,912,540	25,403,307,040

Other credit risks

In respect of trade and other receivables, individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluation focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Normally, the Group does not obtain collateral from customers.

Further quantitative disclosure in respect of the Group’s exposure to credit risk arising from loans and advances to customers and trade and other receivables are set out in Note 16 and Note 18, respectively.

(b)	Market risk

Market risk arises when the adverse changes in market prices (interest rates, exchange rates, as well as equity prices and other prices) lead to losses from the Group’s on-balance sheet and off-balance sheet businesses. The Group’s market risk mainly arises from currency risk and interest rate risk.

(i)	Currency risk

The Group’s businesses are principally conducted in RMB, and the recognised assets or liabilities are mainly denominated in the functional currency of the Group entity to which they relate at the end of the reporting period. Accordingly, the directors considered the Group’s exposure to foreign currency risk is not significant during the year.

58

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(ii)	Interest rate risk

Interest-bearing financial instruments at variable rates and at fixed rates expose the Group to cash flow interest rate risk and fair value interest risk, respectively. The Group determines the appropriate weightings of the fixed and floating rate interest-bearing instruments based on the current market conditions and performs regular reviews and monitoring to achieve an appropriate mix of fixed and floating rate exposure.

●	Interest rate profile

As at December 31, the Group held the following interest-bearing financial instruments:

	Note	2017	2016
		RMB	RMB
		unaudited

Fixed interest rate
Asset
- Loans and advances to customers	16	16,253,192,572	7,142,529,218

Liabilities
- Interest-bearing borrowings	21	(4,055,960,917)	(1,094,585,401)
- Accruals and other payables	22 (i)	(11,504,125,600)	(5,169,370,000)

Net		693,106,055	878,573,817

Variable interest rate
Asset
- Demand deposits and term deposits with banks with original maturity less than three months	19	1,190,242,333	232,391,435

Net		1,190,242,333	232,391,435

●	Sensitivity analysis

As of December 31, 2017, 2016, the Group estimated that a general increase/decrease of 25 basis points in the interest rates, with all other variables held constant, would have increased or reduced our profit before tax by approximately RMB1,963,900, RMB475,041 respectively.

59

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

The sensitivity analysis above indicates the instantaneous change in our profit before tax that would arise assuming that the change in interest rates had occurred at the end of the reporting period and had been applied to re-measure those financial instruments held by us which expose us to fair value interest rate risk at the end of the reporting period. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by us at the end of the reporting period, the impact on our profit before tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

(c)	Liquidity risk

(i)	Maturity analysis

The following tables provide an analysis of liabilities of the Group into relevant maturity groupings based on the remaining periods to repayment at the end of the years

	December 31,2017 (unaudited)
	Carrying amount	Repayable on demand	Within 3 months	Between 3 months and 1 year	Between 1 and 5 years	Over 5 years	Undated
	RMB	RMB	RMB	RMB	RMB	RMB	RMB

Accruals and other payables	11,942,403,723	138,706,136	2,175,217,575	6,254,697,700	3,361,530,000	-	12,252,312
Interest-bearing borrowings	4,055,960,917	-	655,077,552	3,320,675,365	80,208,000	-	-

Total	15,998,364,640	138,706,136	2,830,295,127	9,575,373,065	3,441,738,000	-	12,252,312

	December 31,2016
	Carrying amount	Repayable on demand	Within 3 months	Between 3 months and 1 year	Between 1 and 5 years	Over 5 years	Undated
	RMB	RMB	RMB	RMB	RMB	RMB	RMB

Accruals and other payables	5,487,974,708	147,915,179	909,188,407	3,927,231,122	503,640,000	-	-
Interest-bearing borrowings	1,094,585,401	36,384,230	221,509,860	836,691,311	-	-	-

Total	6,582,560,109	184,299,409	1,130,698,267	4,763,922,433	503,640,000	-	-

60

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(ii)	Contractual undiscounted cash flow

Management regularly monitors the Group’s liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and long term. The following tables show the remaining contractual maturities at the end of the each reporting period of the Group’s financial liabilities, which are based on contractual undiscounted cash flows and the earliest date the Group can be required to pay:

	December 31, 2017 (unaudited)
	Carrying amount	Contractual undiscounted cash outflows	Repayable on demand	Within 3 months	Between 3 months and 1 year	Between 1 and 5 years	Over 5 years	Undated
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB

Accruals and other payables	11,942,403,723	13,029,726,243	138,706,136	2,425,693,739	6,850,927,882	3,602,146,174	-	12,252,312
Interest-bearing borrowings	4,055,960,917	4,387,799,205	-	748,821,635	3,553,245,375	85,732,195	-	-

Total	15,998,364,640	17,417,525,448	138,706,136	3,174,515,374	10,404,173,257	3,687,878,369	-	12,252,312

	December 31, 2016
	Carrying amount	Contractual undiscounted cash outflows	Repayable on demand	Within 3 months	Between 3 months and 1 year	Between 1 and 5 years	Over 5 years	Undated
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB

Accruals and other payables	5,487,974,708	5,823,970,010	147,915,180	969,516,968	4,159,638,973	546,898,889	-	-
Interest-bearing borrowings	1,094,585,401	1,156,809,689	36,384,229	225,833,040	894,592,420	-	-	-

Total	6,582,560,109	6,980,779,699	184,299,409	1,195,350,008	5,054,231,393	546,898,889	-	-

61

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

(d)	Fair values

The carrying amounts of the Group’s financial instruments carried at cost or amortised cost are not materially different from their fair values as at December 31, 2016 and 2017.

(i)	Fair value hierarchy

The following table presents the fair value of the Group’s financial instruments measured at the end of the reporting period on a recurring basis, categorised into the three-level fair value hierarchy as defined in IFRS 7, Financial Instruments: Disclosures. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

-	Level 1 valuations:	Fair value measured using only Level 1 inputs i.e. unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date

-	Level 2 valuations:	Fair value measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available

-	Level 3 valuations:	Fair value measured using significant unobservable inputs

	December 31, 2017 (unaudited)
	Fair value	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB

Wealth management products	360,187,885	-	360,187,885	-
Equity investments	40,010,000	30,010,000	-	10,000,000

Total	400,197,885	30,010,000	360,187,885	10,000,000

	December 31, 2016
	Fair value	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB

Investment management products managed by securities companies	62,865,781	-	62,865,781	-
Equity investments	69,820,000	30,010,000	-	39,810,000

Total	132,685,781	30,010,000	62,865,781	39,810,000

62

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

24	Financial risk management and fair values of financial instruments (continued)

During the years ended December 31, 2016 and 2017, there were no transfers between instruments in Level 1 and Level 2, or transfers into or out of Level 3. The movement during the period in the balance of Level 3 fair value measurements is as follows:

	2017	2016
	RMB	RMB
	unaudited

At the beginning of the year	39,810,000	84,394,805
Net unrealised gains or losses recognised in other comprehensive income during the year	-	(6,350,530)
Payment for purchases	-	12,348,948
Proceeds from sales	(29,810,000)	(12,620,527)
Impairment losses	-	(37,962,696)

At the end of the year	10,000,000	39,810,000

(ii)	Valuation techniques and significant unobservable inputs

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. Financial instruments valued with significant unobservable inputs are primarily certain investment management products managed by securities companies and equity securities. The fair value of investment management products managed by securities companies is determined by maximizing the use of observable market data where it is available and rely as little as possible on entity specific estimates. The fair value of equity securities is determined using the price ratios of comparable listed companies adjusted for lack of marketability discount and discounted cash flow analysis, respectively. The fair value measurement is negatively correlated to the discount for lack of marketability.

63

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

25	Interests in structured entities

(a)	Interests in structured entities consolidated by the Group

Structured entities consolidated by the Group mainly stand for the structure funds and the asset management scheme as set out in Note 22(i) where the Group involves as manager or investment consultant and also as investor and provides credit enhancement for the loans to customers under the structure funds, pursuant to credit enhancement arrangements and top-up arrangements. The Group assesses whether the combination of investments it holds together with its remuneration creates exposure to variability of returns from the activities of the structure funds and the asset management scheme and whether the Group has the ability to affect those returns through its power over the structured funds and the asset management scheme to a level of such significance and that it indicates that the Group is a principal.

As at December 31 2017, payables to interest holders of consolidated structured entities represented capital injection received from structured funds named Jinghua Structure Fund, Bohai Structure Fund and Zhongyuan Wealth Anhui Structure Fund. As at December 31, 2017, the total assets of the consolidated structured entities is RMB17,225,197,145 (2016: RMB7,368,535,524) , and the carrying amount of interests held by the Group in the consolidated structured entities is RMB3,379,051,160 (2016: RMB1,585,359,520).

(b)	Interests in structured entities sponsored by the Group but not consolidated

Structured entities for which the Group served as general partner or manager, therefore has power over them during the reporting periods are asset management schemes. Except for the structured entities that the Group has consolidated as set out in Note 25(a),the Group’s exposure to the variable returns in the structured entities in which the Group has interest are not significant. The Group therefore did not consolidate these structured entities.

As at December 31, 2017, the total assets of these unconsolidated structured entities managed by the Group amounted to nil (2016: RMB92,000,000). As at December 31, 2017, the carrying amount of interests held by the Group in these unconsolidated structured entities are nil (2016: RMB36,374,261).

During the years ended December 31, 2017, (losses) / income derived from these unconsolidated structured entities held by the Group amounted to RMB18,129,612)(2016: RMB65,891,580).

(c)	Interests in structured entities sponsored by third party institutions

The Group holds an interest in some investment management products and Limited Partnership (“the investments”) sponsored by third party institutions and the Group does not consolidate the investments. The nature and purpose of the investments are to generate investment consulting revenue and investment income from those products, plans and funds, also generate management fee and dividend from Limited Partnership as a General Partner.

64

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

25	Interests in structured entities (continued)

The following table sets out an analysis of the carrying amounts of interests held by the Group as at December 31, 2016 in the investments sponsored by third party institutions, as well as an analysis of the line items in the statement of financial position in which relevant assets are recognized :

	December 31, 2016
	Carrying amount of available-for-sale financial assets	Maximum loss exposure
	RMB	RMB

Investment management products managed by securities companies	26,501,520	26,501,520

Limited Partnership	29,800,000	29,800,000

Total	56,301,520	56,301,520

The maximum exposures to loss in the above investment management products managed by securities companies and Limited Partnership are the carrying values of the assets held by the Group at the reporting date.

As of December 31, 2017, the Group does not have interests in structured entities sponsored by third party institutions.

65

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

26	Disposal of subsidiaries

Disposals for the year ended December 31, 2017

In 2017, the Group sold its asset management business, its peer-to-peer platform and its labour outsourcing business, all of which were non-core to the Group’s business, to third parties. The Group received a total consideration of RMB284,550,000, which should be settled in cash and cash equivalents agreed in contracts, and recognized a total gain of RMB6,060,758 related to the sale. Since the disposal of the subsidiaries did not represent a strategic shift that would have a major effect on the Group’s operations and financial results, it was not reflected as discontinued operations.

Effect of disposal on the financial position of the Group

Aggregated carrying value as of the disposal dates

Property, plant and equipment	3,653,157
Intangible assets and goodwill	23,333
Interest in associate	20,450,000
Available-for-sale financial assets	33,616,143
Deferred tax assets	12,779,966
Trade and other receivables	348,827,395
Cash and cash equivalents	10,532,048

Current taxation	(14,785,506)
Accruals and other payables	(136,607,294)

Net assets and liabilities	278,489,242

66

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

27	Commitments

Operating leases commitment

At the end of each reporting period, the total future minimum lease payments under non-cancellable operating leases are payable as follows:

	2017	2016
	RMB	RMB
	unaudited

Within 1 year	51,955,897	27,431,156
Within 2 years	36,007,219	19,046,461
Within 3 years	17,550,522	11,029,486
More than 3 years	18,509,696	6,655,667

Total	124,023,334	64,162,770

The Group is the lessee in respect of a number of properties held under operating leases. The leases typically run for an initial period of 1-3 years, at the end of which period all terms are renegotiated. The leases do not include contingent rentals.

67

Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

28	Material related party transactions

(a)	Name and relationship with related parties

During the years, transactions with the following parties are considered as related parties:

Name of related party	Relationship

CISG Holdings Limited	one of the shareholders

Mr. Zhai Bin	Chairman and Chief Executive Officer of the Group

Fanhua Inc. and its subsidiaries	one of the owners beneficially owns 100% equity interests of CISG Holdings Limited

(b)	Key management personnel remuneration

Remuneration for key management personnel is as follows:

	2017	2016
	RMB	RMB
	unaudited

Salaries allowances and other benefits	1,515,429	1,502,077

(c)	Related party transactions

At each of the end of each reporting period, the Group had the following transactions with related parties and all the transactions were conducted with Fanhua Inc. and its subsidiaries:

	2017	2016
	RMB	RMB
	unaudited

Interest expense	8,714,000	-

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

28	Material related party transactions (continued)

(d)	Balances with related parties

At each of the end of each reporting period, the Group had the following balances with related parties:

	Note	2017	2016
		RMB	RMB
		unaudited
Receivables from related party:
Mr Zhai Bin	(i)	5,010,800	-

Payables to related parties:
Fanhua Inc. and its subsidiaries	(ii)	-	32,494,914

(i)	In 2017, the Chairman and Chief Executive Officer of the Group, Mr. Zhai Bin, entered into a loan agreement with the Group as lender with an amount of RMB5,010,800 with a daily market interest rate of 0.02%. The loan was settled in full in March 2018.

(ii)	All the outstanding balances with the related parties, Fanhua Inc. and its subsidiaries, are priced on an arm’s length basis. The balances are interest-bearing borrowings granted by the related parties, of which the principals were settled in 2015 and the interests are repayable on demand. None of the balances are secured. No expense has been recognised in the current year or prior year for bad or doubtful debts in respect of amounts owed by the related parties, Fanhua Inc. and its subsidiaries. No guarantees have been given or received.

The Group paid all the interest to Fanhua Inc. and its subsidiaries in 2017.

29	Accounting judgement and estimates

In the process of applying the Group’s accounting policies, the key sources of estimation uncertainty are as follows:

(a)	Impairment losses on loans and advances to customers

The Group reviews the portfolios of loans and advances to customers periodically to assess whether impairment losses exist and if they exist, the amounts of impairment losses. Objective evidence for impairment includes observable data indicating that there is a measurable decrease in the estimated future cash flows identified with an individual loan to customer. It also includes observable data indicating adverse changes in the repayment status of borrowers or issuers in the assets portfolio or national or local economic conditions that correlate with defaults on the assets in the portfolio.

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

29	Accounting judgement and estimates (continued)

The impairment loss for loans and advances to customers that is individually assessed for impairment is the net decrease in the estimated discounted future cash flows. When the financial assets are collectively assessed for impairment, the estimate is based on historical loss experience for assets with credit risk characteristics similar to the financial assets. Historical loss experience is adjusted on the basis of the relevant observable data that reflect current economic conditions and judgements based on management’s historical experience. Management reviews the methodology and assumptions used in estimating future cash flows regularly to reduce any difference between loss estimates and actual losses.

(b)	Impairment losses on trade and other receivables

As described in Note 3(i), trade and other receivables that are measured at amortised cost are reviewed at the end of each reporting period to determine whether there is objective evidence of impairment. If any such evidence exists, impairment loss is provided. Objective evidence of impairment includes observable data that comes to the attention of the Group about loss events such as a significant decline in the estimated future cash flow of an individual debtor or the portfolio of debtors, and significant changes in the financial condition that have an adverse effect on the debtor. If there is an indication that there has been a change in the factors used to determine the provision for impairment, the impairment loss recognized in prior years is reversed or additional impairment charge is required.

(c)	Deferred tax assets

Deferred tax assets arising from deductible temporary differences are recognized to the extent that it is probable that future taxable income will be available against which deductible temporary differences and tax losses can be utilised. The outcome of their actual utilization may be different.

(d)	Fair value of financial assets

There are no quoted prices from an active market for a number of financial instruments. The fair values for these financial instruments are established by using valuation techniques. These techniques include using recent arm’s length market transactions by referring to the current fair value of similar instruments and discounted cash flow analysis. The Group has established a work flow to ensure that the valuation techniques are constructed by qualified personnel and are validated and reviewed by independent personnel. Valuation techniques are certified and calibrated before implementation to ensure the valuation result reflects the actual market conditions. Valuation models established by the Group make maximum use of market input and rely as little as possible on the Group’s specific data. However, it should be noted that some input, such as credit and counterparty risk, and risk correlations require management’s estimates. The Group reviews the above estimations and assumptions periodically and makes adjustments if necessary.

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

29	Accounting judgement and estimates (continued)

(e)	Impairment losses on available-for-sale financial assets

The objective evidence of impairment for available-for-sale financial assets includes significant or continual decline in fair value of investments. When deciding whether there is significant or continual decline in fair value, the Group will consider the historical fluctuation records of market and debtors’ credit condition, financial position and performances of related industry.

(f)	Impairment losses on goodwill

At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment. For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination. The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. An impairment loss is recognised if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognised in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

(g)	Determination of consolidation of structured entities

The Group acts as manager to a number of investment funds and segregated asset management plans. Determining whether the Group controls such a structured entity usually focuses on the assessment of the aggregate economic interests of the Group in the entity (comprising any carried interests and expected management fees) and the decision-making authority of the entity. For all these structured entities managed by the Group, the Group’s aggregate economic interest is in each case not significant and the decision makers establish market and manage them according to restricted parameters as set out in the investment agreements as required by laws and regulations.

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

30	Possible impact of amendments, new standards and interpretations issued but not yet effective for the years

Up to the date of issue of these consolidated financial statements, the IASB has issued a number of amendments, new standards and interpretations which are not yet effective for the year ended December 31, 2017 and which have not been adopted in these financial statements. These include the following which may be relevant to the Group.

Effective for accounting periods beginning on or after

IFRS 15 Revenue from Contracts with Customers	January 1, 2018

IFRS 9 Financial Instruments	January 1, 2018

IFRS 16 Leases	January 1, 2019

The Group is in the process of making an assessment of what the impact of these amendments is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the consolidated financial statements except for the IFRS 9 which may have an impact on the Group’s financial performance and financial position.

IFRS 9, Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments. IFRS 9 is effective for annual periods beginning on or after 1 January 2018, with early adoption permitted. It replaces IAS 39 Financial Instruments: Recognition and Measurement. In October 2017, the IASB issued Prepayment Features with Negative Compensation (Amendments to IFRS 9). The amendments are effective for annual periods beginning on or after 1 January 2019, with early adoption permitted. The Group will apply IFRS 9 as issued in July 2014 initially on 1 January 2018 and will early adopt the amendments to IFRS 9 on the same date.

(a)	Classification and measurement of financial assets and financial liabilities

IFRS 9 includes three principal classification categories for financial assets: measured at (1) amortised cost, (2) fair value through profit or loss (FVTPL), and (3) fair value through other comprehensive income (FVOCI).

A financial asset is measured at amortised cost if it meets both of the following conditions and is not designated as at FVTPL:

-	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

-	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest (SPPI) on the principal amount outstanding.

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

30	Possible impact of amendments, new standards and interpretations issued but not yet effective for the years (continued)

A financial asset is measured at FVOCI only if it meets both of the following conditions and is not designated as at FVTPL:

-	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

-	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All financial assets not classified as measured at amortised cost or FVOCI as described above are measured at FVTPL.

The Group has assessed that its financial assets currently measured at amortised cost will continue with their respective classification and measurements upon the adoption of IFRS 9.

With respect to the Group’s financial assets currently classified as “available-for-sale”, these are investments in wealth management products and equity instruments which the Group has the option to irrevocably designate as FVTOCI (without recycling) on transition to IFRS 9. The Group plans not to elect this designation option for any of the investments held on 1 January 2018 and will recognize any fair value changes in respect of these investments in profit or loss as they arise. This will give rise to a change in accounting policy as currently the Group recognizes the fair value changes of available-for-sale financial assets in other comprehensive income until disposal or impairment, when gains or losses are recycled to profit or loss in accordance with the Group’s policies set out in Notes 3(i)(i) and Note 3(i)(iii). This change in policy will have no impact on the Group’s net assets and total comprehensive income, but will impact on reported performance amounts such as profit for the year.

The classification and measurement requirements for financial liabilities under IFRS 9 are largely unchanged from IAS 39, except that IFRS 9 requires the fair value change of a financial liability designated at FVTPL that is attributable to changes of that financial liability’s own credit risk to be recognised in other comprehensive income (without reclassification to profit or loss). The Group currently does not have any financial liabilities designated at FVTPL and therefore this new requirement may not have any impact on the Group on adoption of IFRS 9.

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Sincere Fame International Limited

Financial statements for the year ended December 31, 2017

30	Possible impact of amendments, new standards and interpretations issued but not yet effective for the years (continued)

(b)	Impairment

The standard introduces a new, expected-loss impairment model that will require more timely recognition of expected credit losses. Specifically, it requires entities to account for 12 months expected credit losses from inception when financial instruments are first recognised and to recognise full lifetime expected credit losses on a more timely basis when there have been significant increases in credit risk since initial recognition. The impairment for financial instruments that are subsequently measured at amortised cost, fair value through other comprehensive income (debt instruments), loan commitments and financial guarantees will be governed by this standard.

The Group is refining and finalising its models for expected credit losses calculations and the assumptions, judgements and estimation techniques employed are subject to change until the Group finalises its first financial statements that include the date of initial application.

IFRS 15, Revenue from contracts with customers

IFRS 15 applies a single model and specifies the accounting treatment for all revenue arising from contracts with customers. The new standard is based on the core principle that revenue is recognised to reflect the consideration expected to be entitled when control of promised good or service transfers to customers. It is also applicable to the recognition and measurement of gains or losses on the sale of some non-financial assets such as properties or equipment that are not an output of ordinary activities.

It replaces existing revenue recognition guidance, including IAS 18 Revenue, IAS 11 Construction contracts and IFRIC 13 Customer Loyalty Programmes. It also includes guidance on when to capitalise costs of obtaining or fulfilling a contract not otherwise addressed in other standards, and includes expanded disclosure requirements. The adoption of this standard does not have a material impact on the Group’s financial statements.

IFRS 16, Leases

Under IAS 17, lessees were required to make a distinction between a finance lease (on balance sheet) and an operating lease (off balance sheet). IFRS 16 now requires lessees to recognize a lease liability reflecting future lease payments and a right-of-use asset for virtually all lease contracts in the statement of financial position, unless the underlying asset is of low value. Accordingly, a lessee should recognize depreciation of the right-of-use asset and interest on the lease liability in the statement of comprehensive income, and also classifies cash repayments of the lease liability into principal portion and interest portion for presentation in the statement of cash flows.

As at December 31, 2017, the Group had non-cancellable operating lease commitments of RMB124, 023,334, see Note 27. However, the Group is in the process of assessing to what extent these commitments will affect the recognition of right-of-use assets and liabilities for future payments and how these commitments will affect the operation profit and classification of cash flows. Some of the commitments may be covered by the exception for short-term and low-value leases; some commitments may relate to arrangements that will not be qualified as leases under IFRS 16. The Group does not expect the adoption of IFRS 16 as compared with the current accounting policy will result in significant impacts on the operation results, but it is expected that certain portion of these commitments will be required to be recognized in the consolidated statement of financial position as right-of-use assets and lease liabilities under IFRS 16.

In respect of the lessor accounting, IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently. As the Group is not a lessor, the Group does not expect the adoption of IFRS 16 will result in significant impacts on the financial information.

31	Subsequent events

On March 27, 2018, the Group completed the reorganization that CNFinance Holdings Limited (CNFinance), a company incorporated in the Cayman Islands, became the Group’s holding company through share exchanges with the shareholders of Sincere Fame International Limited.

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